UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2022

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Suite 120

Herndon, Virginia 20171

(Address of Principal Executive Offices)

(800) 929-3871

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

From September 27, 2022 to September 28, 2022, Sysorex, Inc. (the “Company”) issued an aggregate of 56,044,018 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, ranging from $0.0037 to $0.00453.

On September 29, 2022, the Company issued an aggregate of 79,647,000 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, ranging from $0.0037 to $0.004.

On September 30, 2022, the Company issued an aggregate of 106,299,847 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, ranging from $0.003 to $0.004.

From October 3, 2022 to October 4, 2022, the Company issued an aggregate of 62,131,250 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, ranging from $0.004 to $0.0093.

On October 5, 2022, the Company issued an aggregate of 56,750,000 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, ranging from $0.015 to $0.0034.

On October 6, 2022, the Company issued an aggregate of 59,000,000 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, of $0.015.

From October 7, 2022 to October 10, 2022, the Company issued an aggregate of 65,000,000 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, ranging from $0.0009 to $0.001.

On October 11, 2022, the Company issued an aggregate of 82,267,826 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, of $0.00115.

On October 12, 2022, the Company issued an aggregate of 715,213,317 shares of the Company’s common stock in connection with conversions of outstanding debentures at 50% of the five-day VWAPs, pursuant to the terms of the debentures, ranging from $0.00085 to $0.0015.

As of October 14, 2022, there are 1,786,001,741 shares of common stock outstanding. In addition, there are several pending debenture conversions as of October 14, 2022.

Item 8.01. Other Events.

In order to be in compliance with OTCQB Standards, among other things, the Company must maintain a minimum closing bid price of $0.01 per share on at least one of the prior 30 consecutive calendar days. The Company believes it currently is in compliance with this requirement. In addition, in the event that the Company’s closing bid price falls below $0.001 at any time for five consecutive trading days, the Company will be immediately removed from OTCQB. On October 13, 2022, the Company was contacted by OTC Markets Group, Inc. (“OTC Markets”), as the bid price of the Company’s common stock, quoted on the OTCQB under the symbol “SYSX,” closed below $0.001 on October 12, 2022. OTC Markets notified the Company that in the event that the Company’s closing bid price falls below $0.001 at any time for five consecutive trading days, the Company will be removed from OTCQB as per Section 4.1(b) of the OTCQB Standards. On October 14, 2022, the closing bid price of the Company’s common stock was $0.001. Accordingly, as of October 14, 2022, the Company believes it is in compliance with the minimum closing bid price requirement set forth in the OTCQB Standards.

On October 14, 2022, the Company engaged a placement agent in connection with a private placement of securities with an aggregate offering price of up to $500,000. The Company has reserved 1,000,000,000 shares for possible issuance in connection with the private placement. The Company expects the private placement to close within the next week, but there can be no assurance that the private placement will close or that the maximum offering amount will be raised.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: October 14, 2022	By:	/s/ Wayne Wasserberg
Wayne Wasserberg
Chief Executive Officer